UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material Pursuant to §240.14a-12

MACY’S, INC.

(Name of Registrant as Specified In Its Charter)

Arkhouse Value Fund I LP

Arkhouse Value Fund II LP

Arkhouse Co-Investment III LP

Arkhouse Equity Investors LLC

Arkhouse Equities Fund LLC

Arkhouse Value Fund GP LLC

Arkhouse Co-Investment III GP LLC

Arkhouse Real Estate Activism Fund MM LLC

Arkhouse Manager LLC

Arkhouse Management Co. LP

Arkhouse GP LLC

Jonathon Blackwell

Gavriel Kahane

George Hebard

Richard Clark

Richard L. Markee

Mohsin Y. Meghji

Mitchell Schear

Nadir Settles

Gerald L. Storch

Sharen J. Turney

Andrea M. Weiss

Isaac Zion

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Arkhouse Management Co. LP (“Arkhouse”), together with the other participants named herein (collectively, the “Participants”), expects to file a preliminary proxy statement and accompanying proxy card with the United States Securities and Exchange Commission to be used to solicit proxies for matters including the election of its slate of director nominees to the Board of Directors (the “Board”) of Macy’s, Inc. (“Macy’s”, or the “Company”) at the 2024 annual meeting of shareholders (the “Annual Meeting”).

On March 3, 2024,  Arkhouse, together with certain of its affiliates, issued the following press release:

“Arkhouse and Brigade Capital Increase Offer to Acquire

Macy’s to $24.00 Per Share

Increased Purchase Price Represents a 51.3% Premium to Company’s

Share Price on Nov. 30, 2023, and a 33.3% Premium to Closing Share

Price on March 1, 2024

Fortress Investment Group and One Investment Management US Identified

as Additional Equity Capital Partners in Proposed Transaction

Arkhouse Urges Macy’s Board to Enter into Constructive Discussions to

Reach a Mutually Agreeable Transaction at a Significant Premium

NEW YORK—(BUSINESS WIRE)—Arkhouse Management Co. LP (together with its affiliates, “Arkhouse”, “we” or “us”), today announced it has submitted an increased all-cash proposal to acquire Macy’s (“Macy’s”, or the “Company”) (NYSE: M) for $24.00 per share along with its partner, Brigade Capital Management (“Brigade”). Arkhouse and Brigade have also disclosed additional information about their financing, including identifying Fortress Investment Group LLC (“Fortress”) and One Investment Management US (“OneIM”) as equity capital partners for the proposed transaction.

The revised offer represents:

•	A 51.3% premium to Macy’s unaffected share price on Nov. 30, 2023, the day prior to Arkhouse and Brigade submitting their original proposal on Dec. 1, 2023;

•	A 33.3% premium to where the Company’s shares closed on March 1, 2024; and

•	An increase of 14.3% from Arkhouse and Brigade’s previous offer of $21.00 per share that was submitted to the Company on Dec. 1, 2023.

Gavriel Kahane and Jonathon Blackwell, Arkhouse Managing Partners, said:

“We remain frustrated by the delay tactics adopted by Macy’s Board of Directors (the “Board”) and its continued refusal to engage with our credible buyer group. Nonetheless, we are steadfast in our commitment to execute this transaction. In recent months, Macy’s has introduced two restructurings and a dividend hike. The stock price selloff following these announcements is a strong indication of shareholder concern about maintaining the status quo. We continue to offer the Company an attractive alternative solution through a sale of the Company at a substantial premium. This would provide Macy’s stockholders with significant value and immediate liquidity.

While the restructuring plan Macy’s unveiled last week failed to inspire investors, the fourth quarter earnings and year-end results have given us further confidence in the long-term prospects of the Company if redirected as a private company. After coordinating with our financing sources, we have increased our offer to $24.00 per share in cash. We remain open to increasing the purchase price further subject to the customary due diligence.

The notion that the plan we are proposing is not actionable is simply not true. We have tried repeatedly to address the concerns raised by the Company. We clarified the 50% equity contribution we laid out three months ago and disclosed our partnership with two highly regarded investors – Fortress and OneIM. With the help of our advisors, we have identified large global institutional financing sources for each debt component of the transaction with strong interest in finalizing commitments during a customary diligence process. These sources represent 100% of the capital required to buy the shares in Macy’s we do not already own at our proposed price of $24.00 per share in cash. We have struggled to understand what reservations the Board might have at this point and urge the Company to engage with us in good faith with the goal of reaching a transaction that would unlock significant value for all stockholders.

We sincerely hope the members of the Board are not so entrenched in their views about the future direction of the Company that they would ignore their fiduciary duties to explore a potential transaction with a credible buyer. We remain ready to proceed expeditiously with our due diligence toward a mutually agreeable transaction to acquire Macy’s at a substantial premium in cash.”

Advisors

Jefferies LLC is serving as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as transaction counsel to the bidding group in connection with the proposed acquisition of Macy’s. Cadwalader, Wickersham & Taft LLP is serving as legal counsel and Longacre Square Partners is serving as strategic advisor to Arkhouse. Morrow Sodali is serving as proxy advisor.

About Arkhouse

Arkhouse is a New York-based investment firm that takes a private equity approach to investing in the public markets. Arkhouse focuses on M&A strategies to unlock value dislocations created by the mispricing of assets across public and private markets. Arkhouse’s team of professionals consists of real estate and public equity specialists who have closed more than $25 billion worth of real estate transactions and have an 18-year shareholder activism track record.

Cautionary Statement Regarding Forward-Looking Statements

This press release does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if Arkhouse’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Arkhouse that the future plans, estimates or expectations contemplated will ever be achieved.

Certain Information Concerning the Participants

Arkhouse Value Fund I LP (“Arkhouse Value Fund I”) and the other Participants (as defined below) expect to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees to the Board at the Annual Meeting. Promptly after filing its definitive proxy statement with the SEC, Arkhouse Value Fund I LP expects to mail the Participants’ definitive proxy statement and accompanying universal proxy card to each stockholder entitled to vote at the Annual Meeting.

The participants in the proxy solicitation are Arkhouse Value Fund I, Arkhouse Value Fund II LP (“Arkhouse Value Fund II”, and together with Arkhouse Value Fund I, the “Arkhouse Value Funds”), Arkhouse Co-Investment III LP (“Arkhouse Co-Investment III”), Arkhouse Equity Investors LLC (“Arkhouse Equity Investors”), Arkhouse Equities Fund LLC (“Arkhouse Equities Fund”, and together with the Arkhouse Value Funds, Arkhouse Co-Investment III and Arkhouse Equity Investors, the “Arkhouse Funds”), Arkhouse Value Fund GP LLC (“Arkhouse Value Fund GP”), Arkhouse Co-Investment III GP LLC (“Arkhouse Co-Investment III GP”), Arkhouse Real Estate Activism Fund MM LLC (“Arkhouse MM”), Arkhouse Manager LLC (“Arkhouse Manager”), Arkhouse Management Co. LP (“Arkhouse Management”), Arkhouse GP LLC (“Arkhouse GP”), Jonathon Blackwell, Gavriel Kahane and George Hebard (all of the forgoing persons, together, the “Arkhouse Parties”), along with the nominees (the “Nominees”) Richard Clark, Richard L. Markee, Mohsin Y. Meghji, Mitchell Schear, Nadir Settles, Gerald L. Storch, Sharen J. Turney, Andrea M. Weiss and Isaac Zion (the Arkhouse Parties and the Nominees, collectively, the “Participants”).

As of the date hereof, Arkhouse Funds in the aggregate directly own or have the right to acquire within 60 days 7,829,209 shares of common stock of Macy’s, par value $0.01 per share (the “Common Stock”) and hold long positions in cash-settled American call options referencing a further 17,014,610 shares of Common Stock, and Mr. Hebard directly owns or may be deemed to beneficially own a further 146,500 shares of Common Stock in each case as further detailed below. As of the date hereof, (i) Arkhouse Value Fund I directly holds 5,947,918 shares of Common Stock, comprised of 1,000 shares of Common Stock held in record name and 5,946,918 shares of Common Stock held in “street name”, and holds long positions in cash-settled American call options referencing a further 15,947,798 shares of Common Stock; (ii) Arkhouse Value Fund II directly holds 766,436 shares of Common Stock in “street name”, and holds long positions in cash-settled American call options referencing a further 1,066,812 shares of Common Stock; (iii) Arkhouse Co-Investment III directly holds 447,898 shares of Common Stock in “street name”, (iv) Arkhouse Equity Investors directly holds 70,527 shares of Common Stock in “street name”; (v) Arkhouse Equities Fund directly holds 416,430 shares of Common Stock in “street name”, and also directly holds 1,800 American call options currently exercisable for 180,000 shares of Common Stock; (vi) Arkhouse Value Fund GP, as the general partner of each of the Arkhouse Value Funds, may be deemed to beneficially own all of the 6,714,354 shares of Common Stock beneficially owned in aggregate by the Arkhouse Value Funds; (vii) Arkhouse Co-Investment III GP, as the general partner of Arkhouse Co-Investment III, may be deemed to beneficially own all of the 447,898 shares of Common Stock beneficially owned by Arkhouse Co-Investment III; (viii) Arkhouse MM, as the manager of Arkhouse Equities Fund, may be deemed to beneficially own all of the 596,430 shares of Common Stock (including the 180,000 shares of Common Stock underlying the 1,800 American call options held by Arkhouse Equities Fund) beneficially owned by Arkhouse Equities Fund; (ix) Arkhouse Manager, as the managing member of Arkhouse MM and manager of Arkhouse Equity Investors, may be deemed to beneficially own all of the 596,430 shares of Common Stock beneficially owned by Arkhouse MM and all of the 70,527 shares of Common Stock beneficially owned by Arkhouse Equity Investors; (x) Arkhouse Management, as the investment manager to each of the Arkhouse Funds, may be deemed to beneficially own all of the 7,829,209 shares of Common Stock (including the 180,000 shares of Common Stock underlying the 1,800 American call options held by Arkhouse Equities Fund) beneficially owned in aggregate by the Arkhouse Funds; (xi) Arkhouse GP, as the general partner of Arkhouse Management, may be deemed to beneficially own all of the 7,829,209 shares of Common Stock (including the 180,000 shares of Common Stock underlying the 1,800 American call options held by Arkhouse Equities Fund) beneficially owned in aggregate by Arkhouse Management; (xii) Mr. Blackwell, as the managing member of Arkhouse GP, Arkhouse Co-Investment III GP, Arkhouse Value Fund GP and Arkhouse Manager, may be deemed to beneficially own all of the 7,829,209 shares of Common Stock (including the 180,000 shares of Common Stock underlying the 1,800 American call options held by Arkhouse Equities Fund) beneficially owned in aggregate by Arkhouse GP, Arkhouse Co-Investment III GP, Arkhouse Value Fund GP and Arkhouse Manager; (xiii) Mr. Kahane, through his status as a member of Arkhouse GP, Arkhouse Co-Investment III GP, Arkhouse Value Fund GP and Arkhouse Manager, may be deemed to beneficially own all of the 7,829,209 shares of Common Stock (including the 180,000 shares of Common Stock underlying the 1,800 American call options held by Arkhouse Equities Fund) beneficially owned in aggregate by Arkhouse GP, Arkhouse Co-Investment III GP, Arkhouse Value Fund GP and Arkhouse Manager; and (xiv) Mr. Hebard directly holds 140,000 shares of Common Stock in “street name”, and may be deemed to beneficially own a further 6,500 shares of Common Stock. As of the date hereof, none of the Nominees own beneficially or of record any shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ARKHOUSE STRONGLY ADVISES ALL STOCKHOLDERS OF MACY’S TO READ BOTH THE PARTICIPANTS’ PROXY STATEMENT AND MACY’S’ PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW SODALI LLC (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (800) 662-5200).

Contacts

For Investors:
Morrow Sodali LLC
Geoffrey Weinberg / Paul Schulman / Jonathan Eyl
1 (800) 662-5200
Macys@info.morrowsodali.com

For Arkhouse:
Longacre Square Partners
Scott Deveau / Joe Germani
arkhouse@longacresquare.com

For Brigade:

Josh Clarkson / Kiki O'Keeffe / Anne Hart

Pro-brigade@prosek.com

212-279-3115”

 In addition, on December 1, 2023, Arkhouse and Brigade Capital Management, LP (“Brigade”) delivered to the Board a non-binding proposal to acquire all of the outstanding Common Stock of the Company (the “Common Stock”) that such parties did not already own for $21.00 per share of Common Stock in cash, which proposal was rejected by the Board.  On March 3, 2024, Arkhouse and Brigade delivered to the Board a revised proposal to acquire all of the outstanding Common Stock that they do not already own at the increased proposed purchase price of $24.00 per share in cash, to which proposal the Board has not yet responded.  As a result of the foregoing, Arkhouse may be deemed to have direct or indirect interests in the proxy solicitation that are in addition to, or different from, those of other Company shareholders.